                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by the Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Kennedy-Wilson, Inc.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of shares to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              KENNEDY-WILSON, INC.
                             9601 Wilshire Boulevard
                                    Suite 220
                      Beverly Hills, California 90210-5205

                             -----------------------

                            NOTICE OF ANNUAL MEETING
                           To be Held on June 15, 2000

                             -----------------------

     We invite you to attend the Annual Meeting of Kennedy-Wilson, Inc., a Delaware corporation, to be held at the Hotel Intercontinental Los Angeles, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room on June 15, 2000 at 9:00 a.m. Pacific Time, and at any adjournments thereof, for the following purposes:

     1. To elect two (2) directors to serve on our board of directors until our 2002 Annual Meeting or such later time as their successors may be elected and are qualified.

     2. To transact such other business as may properly come before the meeting.

     Our Board of Directors has fixed the close of business on April 25, 2000 as the record date for determining the Stockholders entitled to notice of the meeting, as well as for determining the Stockholders entitled to vote at the meeting.

     It is important that your shares be represented whether or not you are able to attend in person. We urge you to read the accompanying Proxy Statement and specify your choices on the matters presented by filling in the appropriate boxes on the enclosed Proxy Card and returning it promptly. If you attend the meeting and prefer to vote in person, you may do so even if you have returned a completed Proxy Card. You may also revoke a proxy at any time before it is exercised by following the directions in the Proxy Statement.

     Thank you for your continued support and interest in Kennedy-Wilson, Inc.


                                           KENNEDY-WILSON, INC.


                                          /s/ FREEMAN A. LYLE
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Beverly Hills, California
Tuesday, May 2, 2000

                              KENNEDY-WILSON, INC.

                             9601 Wilshire Boulevard
                                    Suite 220
                      Beverly Hills, California 90210-5205


                          ----------------------------


                                 PROXY STATEMENT

                                 Annual Meeting

                                  June 15, 2000


                          ----------------------------


     The Board of Directors (the "Board") of Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hotel Intercontinental Los Angeles, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room on June 15, 2000 at 9:00 a.m. Pacific Time, and at any adjournments thereof. On or about May 2, 2000, the Company began sending the attached Notice of Annual Meeting, this Proxy Statement, and the enclosed Proxy Card to all Stockholders of record entitled to vote.

                                     VOTING

     The purpose of the Annual Meeting is to elect two directors and to transact any other business that may properly be presented. THE BOARD RECOMMENDS THAT YOU AND YOUR FELLOW STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR SELECTED BY THE BOARD. The enclosed Proxy Card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the nominees for director recommended by the Board and at the discretion of the proxies on any proposals acted upon. A Stockholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary of the Company, prior to the meeting, a written revocation or a duly executed proxy bearing a later date.

WHO CAN VOTE

     Stockholders of record at the close of business on April 25, 2000 (the "Record Date") are eligible to vote at the Annual Meeting. The only outstanding class of stock of the Company is its common stock, par value $0.01 per share ("Common Stock"). On the Record Date, there were 9,100,162 shares of Common Stock issued and outstanding.

VOTING RIGHTS OF COMMON STOCK

     Each holder of Common Stock (or her proxy) shall be entitled to one vote per share of Common Stock held as of the Record Date for each item voted on at the Annual Meeting.

HOW TO VOTE

     You can vote on matters that come before the meeting in one of two ways:

     o    You can come to the Annual Meeting and vote in person; or

     o You can vote by filling out, signing and returning the enclosed Proxy Card prior to the date of the Annual Meeting. If you do so, the individuals named on the card as proxies (the "Appointees") will vote your shares as directed in the Proxy Card.

     IF YOU SIGN AND RETURN THE PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES, THE APPOINTEES WILL VOTE YOUR SHARES "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR RECOMMENDED BY THE BOARD AND LISTED ON THE PROXY CARD. If any other matters are presented for action at the meeting, the Appointees will vote your shares according to their best judgment. At the time this Proxy Statement was printed, the Company knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

     William McMorrow and Freeman Lyle have agreed to represent Stockholders submitting properly executed Proxy Cards as the Appointees and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the Proxy Cards. Mr. McMorrow is the Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Lyle is Executive Vice President, Chief Financial Officer and Secretary of the Company.

     You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the meeting. There are three ways to revoke your proxy:

     o You may complete another Proxy Card with a later date and return it prior to the date of the Annual Meeting;

     o You may notify the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

     o    You may vote in person at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting in person, please fill in and sign the enclosed Proxy Card and return it promptly. If you do attend the Annual Meeting, you may vote your shares even though you have sent in your Proxy Card. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

QUORUM

     A quorum of Stockholders is necessary to hold a valid meeting. A majority of the outstanding shares of Common Stock on the Record Date (except treasury shares) present in person or represented by proxy at the beginning of the Annual Meeting, constitutes a quorum. If you have returned a properly signed Proxy Card, you will be considered present at the meeting and counted in determining the presence of a quorum. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees and to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not otherwise affect the voting.

     Votes at the Annual Meeting will be tabulated by the inspector of election, who shall be appointed by the Chairman of the meeting. The inspector of election's duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or abstaining from voting, for the election of directors.

NO APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the Annual Meeting.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Company has a three-tiered, classified Board of Directors with staggered terms of office for each class. Each class serves a three-year term. The term for Class I directors expires at the annual meeting to be held in 2002, the term for Class II directors expires at the annual meeting and the term for Class III directors expires at the annual meeting to be held in 2001 or as soon after each such meetings as the successor directors for each class have been elected and qualified.

     The persons listed below have been designated by the Board as candidates for election as Class II directors. Each is currently serving as a Class II director. UNLESS OTHERWISE SPECIFIED IN THE PROXY CARD, THE PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE ELECTION OF THESE CANDIDATES. There are no family relationships among any of the nominees for director or any of the executive officers of the Company. In case any of these candidates becomes unavailable to stand for election to the Board, an event which is not anticipated, the Appointees, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

     The terms of directors elected at the Annual Meeting expire at the annual meeting to be held in 2003 or as soon thereafter as their successors are duly elected and qualified. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee on your Proxy Card, your vote will not count either "for" or "against" the nominee.

                                    NOMINEES

                                                                                               DIRECTOR
NAME                                    AGE                 TITLE                               SINCE
----                                    ---     -------------------------------------------    --------
Richard Mandel......................     37     Director and Managing Director, President of     1995
                                                     Kennedy-Wilson Commercial Group

Barry Schlesinger(1)................     59     Director and President of Kennedy-Wilson         1998
                                                     Properties, Ltd.


----------------
(1) Mr. Schlesinger was appointed to the Board in July 1998 in connection with his entering into an Executive Services Agreement, pursuant to which Mr. Schlesinger's services are purchased from another Company.

                          RECOMMENDATION OF THE BOARD:

     The Board recommends a vote "FOR" the election of each nominee listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Company's directors and executive officers are listed below:


                                                                                               BOARD TERM
NAME                                    AGE                 TITLE                                EXPIRES
----                                    ---    --------------------------------------------    ----------
William McMorrow....................    53     Chairman of the Board of Directors and Chief         2001
                                                  Executive Officer

Lewis Halpert.......................    48     Director and Executive Managing Director,            2002
                                                  President of Kennedy-Wilson Residential
                                                  and Notes Group

Richard Mandel......................    37     Director and Managing Director, President of         2000
                                                  Kennedy-Wilson Commercial Group

Barry Schlesinger...................    59     Director and President of Kennedy-Wilson             2000
                                                  Properties Ltd.

Donald Prell........................    76     Director and Chairman of the Audit Committee         2001

Kent Mouton.........................    47     Director and Chairman of the Compensation            2002
                                                  Committee

Thomas Barrack, Jr..................    53     Director                                             2002

Freeman Lyle........................    46     Executive Vice President, Chief Financial       not applicable
                                                  Officer and Secretary

     WILLIAM MCMORROW has been Chairman of the Board and Chief Executive Officer since joining the Company's predecessor company in 1988. From that time, he has been instrumental to the Company's growth into a diversified real estate services and investment company. Prior to 1988, Mr. McMorrow had more than 17 years of finance experience specializing in problem real estate held by financial institutions and insurance companies. For five years, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bank, a subsidiary of a publicly traded company headquartered in Southern California. During his tenure with the Bank, he was responsible for restructuring a significant portion of the Bank's assets, as well as the marketing and disposition of properties it owned. Additionally, Mr. McMorrow has held senior positions with various other financial services firms including Fidelity Bank in Pennsylvania, where he was Senior Vice President for eight years. Mr. McMorrow holds a Bachelor of Science Degree and Master of Business Administration from the University of Southern California. He is also a member of the Executive Board of the Lusk Center for Real Estate at the University of Southern California.

     LEWIS HALPERT has been a member of the Board since joining the Company's predecessor company at the same time as Mr. McMorrow in 1988, and is Executive Managing Director and President of the Company's Residential and Notes Group. In these positions, he is actively involved in developing new business opportunities and is currently overseeing all residential and notes investments. Mr. Halpert has over 20 years experience in all facets of real estate, including investments and development, brokerage, management and marketing. Prior to joining the Company, he operated his own independent investment brokerage firm in Southern California. Mr. Halpert holds a Bachelor of Arts Degree from California State University at Sonoma.

     RICHARD MANDEL has been a member of the Board since December 1995. He is President of the Company's Commercial Group, responsible for all commercial brokerage operations in the U.S. and Asia. Since joining the Company in 1993, Mr. Mandel has established the Company's office in Tokyo and has been instrumental in developing Japan-based relationships for the Company. Mr. Mandel was previously a director at Jones Lang Wootton, a predecessor company of Jones Lang LaSalle, Inc., where he was involved with real estate investment banking including the disposition, analysis, marketing, negotiations and closings relating to real estate assets and with creating stronger ties to the investment community in Hong Kong, Singapore, Indonesia and Taiwan. Mr. Mandel holds a Bachelor of Arts Degree from Washington University in St. Louis, Missouri and a Master of Business Administration from the JL Kellogg School of Management at Northwestern University.

     BARRY SCHLESINGER has served since July 1998 as a member of the Board and President of Kennedy-Wilson Properties Ltd., the Company's wholly owned property management and leasing subsidiary. Mr. Schlesinger serves as President of Kennedy-Wilson Properties Ltd. through an Executive Services Agreement dated July 17, 1998. From 1990 to July 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Heitman Properties, Ltd., which the Company purchased in July 1998 and renamed Kennedy-Wilson Properties Ltd. Mr. Schlesinger was appointed to the Board in accordance with the Executive Services Agreement. The Executive Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement." Prior to joining Heitman Properties, Ltd. in 1971, Mr. Schlesinger was responsible for project planning and scheduling for Tishman Realty and Construction Company. He has 36 years of real estate experience. Mr. Schlesinger holds a Bachelor of Science Degree from the New York University College of Engineering.

     DONALD PRELL has served as a member of the Board since March 1992. For the past ten years, Mr. Prell has been a business consultant and private investor. From 1980 to 1990, he was the Chief Credit Officer of Imperial Bancorp, where he also served as President of three of its wholly owned subsidiaries: Imperial International Bank, Imperial Creditcorp and Imperial Ventures. He is a member of the Board of Councilors of the UCLA Foundation. Mr. Prell holds a C.Phil. from the University of London and a Bachelor of Arts Degree from UCLA.

     KENT MOUTON has served as a member of the Board since December 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991. He specializes in the practice of real estate transactions. Mr. Mouton holds a Bachelor of Arts Degree and a Juris Doctor Degree from UCLA.

     THOMAS BARRACK, JR. has served as a member of the Board since July 1998. He is the Chairman and Chief Executive Officer of Colony Capital, Inc., a company that manages in excess of $1.0 billion in domestic and international real estate assets. Colony Capital, Inc. purchased a 10% equity interest in the Company in July 1998. Mr. Barrack founded Colony Capital, Inc. in 1991. Prior to forming Colony Capital, Inc., he was a principal with Robert M. Bass Group, Inc., the principal investment vehicle of the Fort Worth, Texas billionaire Robert M. Bass. Mr. Barrack also served as Deputy Under Secretary at the Department of Interior in Washington, D.C. for a period during the Reagan Administration. Mr. Barrack serves as a member of the boards of directors of public companies Continental Airlines Corporation, Public Storage, Inc., and Harveys Casino Resorts. Mr. Barrack holds a Bachelor of Arts Degree form the University of San Diego and a Juris Doctor Degree from the University of Southern California.

     FREEMAN LYLE has been the Company's Chief Financial Officer, Executive Vice President and Secretary since joining the Company in April of 1996. He is responsible for all of the Company's financial matters including overseeing capital structure and arranging and maintaining credit facilities. Prior to joining the Company, Mr. Lyle was the President of Lyle Realty Group, Inc., which provided investment, financing and consulting services to real estate owners and lenders. From 1980 to 1994, Mr. Lyle served as Vice President of Finance at R&B Realty Group, an international real estate firm. During his tenure, he was responsible for the performance of a diversified real estate and loan portfolio. Prior to that, he was a senior auditor at Ernst & Young LLP. Mr. Lyle holds a Master of Business Administration from the University of Southern California, and a Bachelor of Science degree in Accounting from California State University, Northridge.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board currently has two committees: an Audit Committee and a Compensation Committee.

     The Audit Committee is composed of Donald Prell (Chairman) and Kent Mouton. This committee is responsible for reviewing the Company's financial policies and objectives, and monitoring the Company's financial condition and requirements for funds in conjunction with management. In addition, the Audit Committee meets with the Company's independent auditors to review their audit report and consider any recommendations. The Audit Committee held one meeting in 1999.

     The Compensation Committee is composed of Kent Mouton (Chairman) and Donald Prell. This committee establishes the Company's general compensation policies and determines the compensation levels for the Chief Executive Officer and each employee that receives annual compensation in excess of $100,000. The Compensation Committee also has oversight responsibility for administering the Company's stock option plans (other than Plan C for non-employee director stock options, pursuant to which options are granted automatically upon the initial election of a non-employee director and upon each subsequent re-election). The Compensation Committee held ten meetings in 1999.

     The Board held seven meetings in 1999. Each director attended 75% or more of the meetings of the Board and the Committees of the Board on which the director served, if any. From time to time, the members of the Board and the Committees of the Board act by unanimous written consent as permitted by the laws of the State of Delaware.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company during each of the last three fiscal years to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company who served in either of those capacities during fiscal 1999 (collectively, the "Named Executive Officers") for services rendered:

                           SUMMARY COMPENSATION TABLE

                                                                                                         NUMBER OF
                                                                                                        SECURITIES
                                                                                    OTHER ANNUAL        UNDERLYING
NAME AND POSITION                          YEAR         SALARY           BONUS      COMPENSATION(1)     OPTIONS(2)
-----------------                          ----         ------           -----      ---------------     ----------
William McMorrow,.......................   1999      $ 300,000       $ 2,973,083      $ 464,747              --
   Chairman of the Board of Directors      1998        300,000         2,219,222        501,844           37,500
   and CEO                                 1997        300,000         1,270,734        120,607           90,000

Lewis Halpert,..........................   1999      $ 150,000       $   357,410        $74,478              --
   Executive Managing Director             1998        150,000           623,805        101,133              --
                                           1997        150,000           396,800         31,083           45,000

Richard Mandel,.........................   1999      $ 250,000       $ 1,600,095      $ 251,713              --
   Managing Director                       1998        250,000           315,318        116,064           37,500
                                           1997        225,000           284,267         35,917          243,000

Barry Schlesinger,(3)...................   1999      $ 400,000       $   236,444      $  84,011          100,000
   Chairman of the Board of Directors      1998        169,231           270,000            --            75,000
   of Kennedy-Wilson Properties Ltd.       1997            --                --             --               --

Freeman Lyle,...........................   1999      $ 200,000       $   150,000      $  47,700           10,000
   Executive Vice-President, Chief         1998        161,625           140,000         60,325           45,000
   Financial Officer and Secretary         1997        150,000           100,000         15,020              --

--------------------
(1) "Other annual compensation" includes, among other things, deferred compensation contributions and car allowance contributions.

(2) Adjusted for a 20% stock dividend paid October 27,1997, a 200% stock dividend paid April 10, 1998, and a 50% stock dividend paid December 15, 1998.

(3) Mr. Schlesinger is employed by KW-A, LLC. An Executive Services Agreement between the Company and KW-A, LLC requires the Company to pay to KW-A, LLC all amounts due Mr. Schlesinger under his employment contract with KW-A, LLC.

DEFERRED COMPENSATION PLAN

     In 1997, the Company established a nonqualified deferred compensation plan (the "Plan") to provide specific benefits to a select group of management, highly compensated employees or directors who contribute materially to the Company's continued growth, development and future business success. Under the Plan, participants are able to defer up to 100% of their annual total compensation including their bonuses. The Company is authorized to make discretionary matching contributions in varying degrees based on the Company's performance. In the fiscal year ended December 31, 1999, the Company contributed approximately $1.0 million to the Plan. This amount includes the amounts disclosed in the Summary Compensation Table, as applicable, for the Named Executive Officers in the column labeled "Other Annual Compensation."

EMPLOYEE PROFIT SHARING AND 401(K) PLANS

     The Company maintains a profit sharing plan (the "Profit Sharing Plan") covering all full-time employees meeting certain minimum age and service requirements. Contributions to the Profit Sharing Plan are made solely at the discretion of the Board. No contributions were made for the years-ended December 31,1997 1998 and 1999.

     The Company also has a qualified profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Employees who are 21 or older who have completed six months of service prior to January 1, April 1, July 1 and September 1 of each year are eligible to participate. Under this plan, participants are able to reduce their current compensation from 1% up to the lesser of 15% or the statutorily prescribed annual limit allowable under Internal Revenue Service Regulations and have that amount contributed to the 401(k) Plan. The 401(k) plan also includes provisions, which authorize the Company to make discretionary contributions. During 1999 the Company made $39,000 in matching contributions to this plan. During 1998 the Company made $27,000 in matching contributions to this plan. During 1997 the Company made $24,000 in matching contributions.

NAMED EXECUTIVE OFFICER STOCK OPTIONS

     The following table provides information about stock option grants made to each of the Named Executive Officers during 1999.

                           STOCK OPTION GRANTS IN 1999

                                                                                                 Potential Realizable
                                                                                                 Value of Assumed
                                       Number of     Percentage of                               Annual Rates of Stock
                                       Securities    Total Options                               Price Appreciation of
                                       Underlying      Granted to      Exercise                      Option Terms(1)
                                        Options       Employees in    Price per    Expiration    ----------------------
Name of Executive Officer               Granted           1999          Share         Date           5%          10%
-------------------------             -----------    -------------    ---------    ----------    ----------  ----------
William McMorrow..............                0             n/a            n/a           n/a           n/a          n/a

Lewis Halpert.................                0             n/a            n/a           n/a           n/a          n/a

Richard Mandel................                0             n/a            n/a           n/a           n/a          n/a

Barry Schlesinger(2)..........          100,000          19.04%          $7.38      01/04/04      $203,758     $450,251

Freeman Lyle(3)...............           10,000          11.42%          $8.88      06/23/04       $24,534     $ 54,213


----------------

(1) The potential realized value figures assume that the stock price at the time each option is granted will appreciate at an annual rate of 5% or 10% based on the closing price of the Company's Common Stock on April 25, 2000.

(2) Options vest in equal installments over a five year period beginning on the one year anniversary of the grant.

(3) Options vest in equal installments over a three year period beginning on the one year anniversary of the grant.

The following table provides information about stock options held by the Named Executive Officers as of December 31, 1999.

                       AGGREGATED OPTION EXERCISES IN 1999
                    AND OPTION VALUES AS OF DECEMBER 31, 1999

                                                                     Number of Securities
                                                                    Underlying Unexercised         Value of Unexercised
                                       Number of                           Options on              In-The-Money Options
                                         Shares                        December 31, 1999            on December 31, 1999
                                      Acquired on        Value     ---------------------------   --------------------------
Name of Executive Officer              Exercise        Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------             -----------      --------    -----------   -------------   -----------   -------------
William McMorrow..............              0             n/a         72,500        55,000       $ 310,820       $286,660

Lewis Halpert.................              0             n/a         30,000        15,000       $ 111,660       $ 55,830

Richard Mandel................              0             n/a        264,500       106,000       $ 512,966       $341,698

Barry Schlesinger.............              0             n/a         25,000       150,000             n/a       $737,500

Freeman Lyle..................              0             n/a         42,000        40,000       $  96,054       $110,010



EMPLOYMENT CONTRACTS

     The employment agreements of the Named Executive Officers are described below:

     o MR. MCMORROW'S contract was renewed and revised in order to reduce the cash component of his compensation. The revision reflects a 50% reduction in his profit participation from 20% of profits (as defined) to 10% of profits. Mr. McMorrow's contract provides for a term expiring on December 31, 2002, a base salary of $400,000 per annum and in return for the reduction in cash compensation, a one-time grant of restricted stock of 700,000 shares of Kennedy-Wilson, Inc. common stock effective January 1, 2000, vesting equally over three years, and a one-time contribution of $1.25 million, payable February 29, 2000 and June 30, 2000. "Profits" is defined as pre-tax, pre-reserves and prior to payment of bonuses to other employees and the Company's contributions to the Company's deferred compensation plan.

     o MR. HALPERT'S contract provided for a term expiring on December 31, 1999, a base salary of $150,000 per annum plus a non-repayable advance of $150,000, payable against an annual incentive bonus of 15% to 25% of the net profit earned by the Residential Properties Group. The Compensation Committee is in the process of extending Mr. Halpert's contract.

     o MR. MANDEL'S contract provides for a term expiring on December 31, 2001, a base salary of $300,000 plus an incentive bonus of 12.5% to 20% of the profits earned by the Company's Commercial Group.

     o MR. SCHLESINGER'S employment contract is with KW-A, LLC and provides for a term expiring on December 31, 2000. KW-A, LLC is a limited liability company, of which Mr. Schlesinger is a member, that provides executive management services to the Company. Mr. Schlesinger's employment contract provides for an annual base salary of $400,000 plus (i) an annual incentive bonus of 7.06% of the first $1,700,000 of net profits of Kennedy-Wilson Properties, Ltd. in excess of $3,333,000, and a discretionary bonus in respect of the net profits of Kennedy-Wilson Properties in excess of $5,033,000 and (ii) an "add-on bonus" in 1999 of $270,000. Under the Executive Services Agreement dated as of July 17, 1998 with KW-A, LLC the Company has agreed to pay KW-A, LLC an amount equal to all sums payable to Mr. Schlesinger under the terms of his employment agreement. In return, KW-A, LLC is obligated to furnish the Company with executive management services. The Executive Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement."

     o MR. LYLE'S contract, which expired on March 31, 2000, had a base salary of $200,000 plus a discretionary performance bonus of 0% to 100% of base salary. The Compensation Committee is in the process of extending Mr. Lyle's contract.

     In addition to compensation as noted above, each contract sets forth the services the Named Executive Officer is to provide to the Company, his benefits and expenses reimbursement rights and obligations, if any, a non-competition covenant, a confidentiality agreement and terms for termination. Other than the employment contract for Mr. McMorrow and Mr. Mandel, none of these employment contracts provide for any severance, change-in-control or related payments to be paid to the Named Executive Officer upon termination of the employment contract. Mr. McMorrow's and Mr. Mandel's employment contracts provides for a severance payment equal to two times their annual compensation as determined by the arithmetic average of their salaries and bonuses for the prior three years in the event their employment contracts are not renewed other than for cause or there is a change in control of the Company.

DIRECTOR COMPENSATION

     Each director who is not also an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains the Non-employee Director Stock Option Plan which provides for automatic grants to non-employee directors of 13,500 share of Common Stock upon election, and 540 shares of Common Stock upon re-election. Employees of the Company who also are directors receive no additional compensation for their service on the Board or on any Board Committee.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 25, 2000 the total number of shares of Common Stock beneficially owned and the percentage of the outstanding shares so owned by (i) each director, (ii) each Named Executive Officer, (iii) all executive officers and directors as a group and (iv) each beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock known to the Company. Except as otherwise indicated in the notes following the table, the Stockholders listed in the table are the beneficial owners of the shares listed with sole voting and investment power over those shares. Shares subject to options exercisable within 60 days are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.


                                                                          Number of shares
Name                                                                     beneficially owned       Percent of class
----                                                                     ------------------       ----------------
William McMorrow(1)...........................................               1,572,321                  14.3

Lewis Halpert(2)..............................................               1,399,047                  12.7

Richard Mandel(3).............................................                 376,000                   3.4

Barry Schlesinger(4)..........................................                  62,499                     *

Donald Prell(5)...............................................                  14,580                     *

Kent Mouton(5)................................................                  14,580                     *

Thomas Barrack, Jr.(6)........................................                 858,167                   7.8

Freeman Lyle(7)...............................................                 158,826                   1.4

All Executive Officers and Directors as a Group...............               4,456,560                  40.6

Colony Investors, III, L.P.(6)................................                 858,167                   7.8

Kenneth Stevens...............................................                 780,200                   7.1

Cahill, Warnock Strategic Partners Fund, L.P.(8)..............                 750,000                   6.8

Lone Pine Capital, LLC.(9)....................................                 777,900                   7.1

-------------
*    Less than 1.0%.

     Except as otherwise indicated in the following notes, the address for each individual, company, or named group is in care of Kennedy-Wilson, Inc., 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

(1) Includes approximately 4,190 shares held for Mr. McMorrow's account as well as approximately 275 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership, and 85,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(2) Includes approximately 1,368 shares held for Mr. Halpert's account in the Company's 401(k) Profit Sharing Plan and Trust, and 30,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(3) Includes beneficial ownership of 358,000 shares, which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(4) Includes beneficial ownership of 45,000 shares, which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(5) Includes beneficial ownership of 14,580 shares, which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(6) As reported in a Schedule 13D dated July 24, 1998 filed with the Securities and Exchange Commission (the "SEC"), Colony Investors III, L.P., a Delaware limited partnership, holds of record 660,127 shares of Common Stock and a warrant to acquire 198,039 shares of Common Stock that is now exercisable. The sole general partner of Colony Investors III, L.P. is Colony GP III, Inc., a Delaware corporation. Mr. Barrack holds a 60% interest in Colony GP III, Inc. Mr. Barrack and Colony Investors III, L.P. have shared voting and investment power with respect to those shares. The mailing address of Colony Investors III, L.P. and Thomas Barrack, Jr., as indicated in the
     Schedule 13D, is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067.

(7) Includes beneficial ownership of 60,333 shares, which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(8) As reported in a Schedule 13G dated April 26, 1999 filed with the SEC, Edward Cahill; David Warnock; Cahill, Warnock Strategic Partners, L.P.; Cahill Warnock Strategic Partners Fund, L.P.; Cahill, Warnock & Company, LLC and Strategic Associates, L.P. beneficially own 750,000 shares which may be acquired pursuant to conversion of debentures in the aggregate principal amount of $7,500,000 at the current exercise price of $10.00 per share. The debentures are convertible at any time by the holders. According to the Schedule 13G, the principal business address of the beneficial owners is One South Street, Suite 2150, Baltimore, MD 21202.

(9) As reported in a Schedule 13G dated December 31, 1999 filed with the SEC. The amended Schedule 13G was filed jointly by Lone Spruce, L.P. as to 24,767 shares, Lone Balsam, L.P. as to 63,411 shares, Lone Sequoia, L.P. as to 54,721 shares, Lone Pine Associates LLC as to 142,899 shares, Lone Pine Capital LLC as to 635,001 shares and Stephen F. Mandel as to 777,900 shares. The mailing address of Loan Pine Capital, LLC as indicated in the
     Schedule 13G, is Two Greenwhich Plaza, Greenwhich, Connecticut 06830.

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The following are brief descriptions of transactions between the Company or one or more of its subsidiaries and any of the Company's directors, executive officers or Stockholders known to the Company to own beneficially more than 5% of Common Stock, or any member of the immediate family of any of those persons during the fiscal year ended December 31, 1999 where the amount involved exceeded $60,000.

COLONY AGREEMENTS

     Thomas Barrack, Jr., a member of the Board and a beneficial owner of more than 5% of Common Stock, holds a 60% interest in Colony GP III, Inc. Colony GP III, Inc. is the sole general partner of Colony Investors III, L.P. Colony Investors III, L.P. is the sole member of Colony K-W, LLC.

     Colony Investors III, L.P. is also the general partner of Colony-K-W Genpar Ltd. and Colony K-W Genpar Ltd. is the general partner of Colony K-W Partners, L.P. Colony K-W, L.P., K-W Japan Investments, Inc. and EBISU Investors I, LLC are limited partners in Colony K-W Partners, L.P. K-W Japan Investments, Inc. is a wholly owned subsidiary of the Company. EBISU Investors was set up so that employees of the Company would have an investment in the Colony-KW joint ventures. EBISU Investors I, LLC is owned in part by William McMorrow (26.32%), Richard Mandel (26.32%) and Lewis Halpert (10.52%), current directors and executive officers of the Company, and Ryosuke Homma (15.79%), President of Kennedy-Wilson Japan K.K. The remainder is owned by some of the employees in the Tokyo office of Kennedy-Wilson Japan K.K. Colony-K-W Genpar Ltd. and Colony K-W together have a 97.5% interest in Colony-K-W Partners, L.P., K-W Japan Investments has a 2.0% interest and EBISU Investors I, LLC has a 0.5% interest. The Colony K-W Partners, L.P. partnership acquired a pool of distressed notes from a Japanese Bank in September 1998 and a building in Kawasaki, Japan in February 1999. In January 2000, EBISU Investors II, LLC was created for similar investment activities. The new entity is owned in part by William McMorrow (30%), Richard Mandel (30%), Freeman Lyle (10%) and other executives of the Company.

MUROMACHI BUILDING MANAGEMENT K.K.

     In March 1999, the Company entered into a Japanese partnership agreement with Meguro Investors, LLC. Meguro Investors, LLC is owned in part by William McMorrow (50%) and Richard Mandel (50%). The Meguro partnership purchased an insolvent Japanese real estate holding company called Muromachi Building Management K.K. The purchase price was $83,000. Under the terms of the partnership agreement, Meguro Investors LLC is the beneficial owner of the holding company acquired and the Company is the legal owner. After consideration, the Company did not acquire Muromachi Building Management K.K. because the purchase would have added a significant loss to the Company's consolidated financial statements. However, the Company receives the majority of the brokerage commissions generated by the partnership. The Company does not have an interest nor did it make any contribution to this partnership.

CAMDEN INVESTMENT GROUP INC.

     In December 1999, the Company transferred to Camden Investment Property Group Inc., ("Camden") whose shareholders are Freeman Lyle (50%) and Barry Schlesinger (50%), all of the common stock of the single purpose entities which were formed to acquire the commercial properties located at 1055 Wilshire Blvd., 6380 Wilshire Blvd., 5900 Sepulveda Blvd., and 7080 Hollywood Blvd. in exchange for cash of $200,000 and 4,000 shares of preferred stock in these entities. The terms of the preferred shares provide for the Company to receive an annual cumulative dividend of $392.50 per share. In addition, the preferred shares bear the right to receive a liquidation dividend of $3,925 per share. The Company retains the right of first refusal on any proposed sale. The Company also transferred 40% of its membership interest in 301 South Fair Oaks, LLC, the owner of 301 S. Fair Oaks, to Camden in exchange for $50,000. The agreement between the Company and Camden provides that any distributions made by Camden shall first be distributed to the Company until the Company has received $1.0 million.

LEGAL FEES

     In 1999, the Company paid the law firm of Kulik, Gottesman & Mouton a total of approximately $382,000 in legal fees. Kent Mouton is a partner in that firm and a member of the Board. In 1998, the firm was paid $470,000 in legal fees.

EXECUTIVE SERVICES AGREEMENT

     On July 17, 1998, the Company entered into an agreement with KW-A, LLC to purchase executive management services. Barry Schlesinger, a member of the Board and Chairman of Kennedy-Wilson Properties, Ltd., is a member in KW-A, LLC. The Company pays KW-A, LLC an amount equal to the sum payable by KW-A, LLC to Mr. Schlesinger under his respective employment agreement. The amount received in 1999 by Mr. Schlesinger under this arrangement is described in the "Employment Contract" section. The terms of the Company's agreement with KW-A, LLC expire the earlier of the termination of employment by KW-A, LLC or December 31, 2000.


LOANS TO EXECUTIVE OFFICERS

     In December 1997, the Company loaned an aggregate of $1,319,652 to 18 key employees. The Company made the loans to enable those employees to acquire in a private, unsolicited transaction approximately 73,314 shares of Common Stock from an institutional investor. Each loan is personally guaranteed, bears interest at the prime rate of Bank of America plus 1%, payable semiannually on August 31 and January 31 and matures on December 31, 2000. The outstanding balance as of April 25, 2000 was $182,000 of which $110,000 was owed by Mr. Lyle, Executive Vice President, Chief Financial Officer and Secretary.

BROKERAGE ENGAGEMENTS

     In the past the Company has been retained, and the Company anticipates that from time to time in the future it will be retained, to perform auction or brokerage services for entities controlled by certain of the Company's executive officers and/or directors. The Company believes that the terms of these brokerage transactions in the past have been substantially comparable to those that would have been obtainable in similar transactions with unaffiliated parties, and that they will have no material effect on the Company.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires the Company's directors and certain of its officers, as well as persons who own ten percent or more of the Company's outstanding Common Stock ("Insiders"), to file an initial report of beneficial ownership of stock of the Company and reports of changes in beneficial ownership thereafter with the SEC. Section 16(a) requires Insiders to deliver copies of all reports filed under Section 16(a) to the Company. Based solely on a review of these copies received, the Company believes that Insiders have complied with all applicable
Section 16(a) filing requirements for fiscal 1999.


     Pursuant to Item 402(a)(9) of Regulation S-K, promulgated by the SEC under the Exchange Act, the following Performance Graph and Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

                                PERFORMANCE GRAPH

                  Set forth below is a line graph comparing yearly change in the cumulative total Stockholder return on the Company's Common Stock to the cumulative total Stockholder return on The Nasdaq National Market Index ("Nasdaq Market Index") and an index of publicly traded companies with one or more business lines similar to those of the Company ("Peer Group Index").

                                                                     FISCAL YEAR ENDING
                                        --------------------------------------------------------------------------
COMPANY INDEX/MARKET                        1994         1995          1996         1997         1998         1999

Kennedy-Wilson, Inc.                      100.00        36.36         70.91       139.69       275.16       314.47

Peer Group Index(1)                       100.00       100.00        225.00       402.31       347.86       170.98

NASDAQ Market Index                       100.00       129.71        161.18       197.16       278.08       490.46

---------------------------------------

(1)  The Peer Group Index is made up of the following securities:

         CB Richard Ellis Services, Inc.
         Grubb & Ellis Co.
         Insignia Financial Group
         Jones Lang Lasalle Inc.
         Trammell Crow Co.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board (the "Committee") establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer and other senior officers of the Company and administers and/or provides oversight on all incentive plans, including the Kennedy-Wilson, Inc. 1992 Incentive and Non-Statutory Stock Option Plan and the approval of any grants of stock options thereunder.

     The Company applies a consistent philosophy to compensation for all employees, including officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Committee was comprised of Kent Mouton and Donald Prell, both of whom are non-employee directors. Neither Mr. Mouton nor Mr. Prell was an officer or employee of the Company during the fiscal year ended December 31, 1999, nor have either of them been an officer of the Company at any time. Mr. Mouton is a partner in the law firm of Kulik, Gottesman & Mouton. During fiscal year 1999, the Company paid Kulik, Gottesman & Mouton a total of approximately $382,000 in legal fees, compared to $470,000 in 1998.

COMPENSATION POLICY

     The Committee believes that the Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. Accordingly, the compensation policy for executive officers is designed to (i) provide a total compensation package for officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish its business objectives and (ii) to directly link compensation to improvements in performance and increase in Stockholder value. As a result, executive compensation generally includes base salary, cash incentive bonus, and the discretionary award of stock options by the Committee.

     The Company's executive compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

     The variable compensation plans focus respective executive officers on the immediate objectives of the business and their job, encourage executives to work together as a team to achieve Company success, and recognize and reward the sustained contribution of outstanding performers within the Company.

COMPONENTS OF COMPENSATION

     The Company has compensation programs that include both cash and equity components. The Committee has established base salary, as well as short and long-term incentive compensation targets for certain officers of the Company. The compensation targets define the percentage for each component of total compensation.

     With respect to cash compensation for officers, the Company sets base salaries and target incentive bonus opportunities for each officer by reviewing the cash compensation provided to comparable positions and assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each officer, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. Target incentive compensation opportunities are typically funded as stipulated levels of net profit are achieved. Some officers with defined divisional business development responsibilities also receive a salary draw, with additional opportunity to earn a proportionate share of the net profits or revenue of the relevant division.

     The Company provides for long-term equity compensation through stock options as a means to compensate and provide long-term incentives for its executive officers. Option exercise prices for officers are set at the stock's fair market value on the date of grant, unless the optionee holds 10% or more of Common Stock, in which case the exercise price is set at 110% of fair market value on the date of the grant. Thus, the value of the Stockholders' investment in the Company must generally appreciate before an optionee receives any financial benefit from the option. Options granted to executive officers generally provide that they are exercisable over a period of three to five years after the date of grant. In determining the size of the stock option grants, the Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their respective expected future contributions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     William J. McMorrow has been Chairman of the Board and Chief Executive Officer of the Company since joining its predecessor company in 1988. The Committee believes that Mr. McMorrow's base salary is within a competitive range of pay, as compared with companies of similar size and scope as the Company. Incentive compensation has been linked to the Company's overall performance. In determining Mr. McMorrow's incentive compensation for 1999, the Committee considered various factors, including, but not limited to, Mr. McMorrow's guidance in the Company's financing, acquisition and disposition of real estate assets, the acquisition of the Company's property management and leasing operations, and the integration of all business lines into the Company's operations.

                                 By the Compensation Committee of the Board of Directors


                                 Kent Y. Mouton, Chairman
                                 Donald B. Prell

                               GENERAL INFORMATION

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been selected by the Board, upon the recommendation of the Audit Committee of the Board, as independent accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999. This firm has served as independent accountants for the Company since 1991. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make any desired statement and to answer any appropriate questions by Stockholders.

STOCKHOLDER PROPOSALS

     In order for a proposal by a Stockholder be included in the proxy statement and proxy card for the 2000 Annual Meeting, such proposal must be received by the Company no later than February 2, 2000, assuming that the date of the 2000 Annual Meeting is not changed by more than 30 calendar days from the date of the Annual Meeting. In such event, the Company will provide notice of the date by which such proposals must be received in order to be included.

     Pursuant to the rules and regulations promulgated by the SEC, any Stockholder who intends to present a proposal at the 2000 Annual Meeting of the Company without requesting the Company to include such proposal in the Company's proxy statement should be aware that he must notify the Company not later than April 18, 2000 of his intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board and delivered to the Company in connection with the meeting.

     Under Section 2.9 of the Company's By-Laws, Stockholder (i) proposals submitted for inclusion at any special meeting of Stockholders and (ii) nominations for election of directors must comply with additional procedures. With respect to any Stockholder proposal to be made at a special meeting, the Stockholder must have given notice of such proposal in writing to the Secretary of the Company not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Company's books, of the Stockholder proposing such business, (3) the class and number of shares of the Company that are beneficially owned by the Stockholder, and (4) any material interest of the Stockholder in such business. In addition, the Stockholder making such proposal shall promptly provide any other information reasonably requested by the Company.

     With respect to Stockholder nominations for the election of directors, any Stockholder entitled to vote in the election of directors may nominate a person for election as a director at a meeting of Stockholders only if written notice of such Stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth (i) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, (iv) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board and (v) the consent of each nominee to serve as a director of the Company if so elected. In addition, the Stockholder making such nomination shall promptly provide any other information reasonably requested by the Company.

ANNUAL REPORT

     All Stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 1999. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1999.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board is not aware of any matters to come before the Annual Meeting other than those set forth on the Notice accompanying this Proxy Statement. If any other matters come before the Annual Meeting, the Proxy Card, if executed and returned, gives discretionary authority to the Appointees with respect to such matters.

ADDITIONAL INFORMATION

     The Company will pay the cost of preparing, assembling and mailing the Notice of the Annual Meeting, this Proxy Statement, the enclosed Proxy Card, and the solicitation of the proxies. Directors, officers and other regular employees of the Company may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone or by facsimile. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding solicited material to their principals.

     THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE YEAR 1999 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THE RECORD DATE AND BE SENT TO THE SECRETARY OF THE COMPANY AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.



                                         By Order of the Board of Directors

                                         /s/ Freeman A. Lyle
                                         Executive Vice President, Chief
                                         Financial Officer, and Secretary


Beverly Hills, California
May 2, 2000

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              KENNEDY-WILSON, INC.

     The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, as proxies, with power to act without the other and with power of substitution,and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Kennedy-Wilson, Inc. standing in the name of the undersigned with all powers which the undesigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 15, 2000 or any adjournment thereof.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



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
                                                                                                           Please mark
                                                                                                           your votes as   [X]
                                                                                                           indicated in
                                                                                                           this example.


                                                                        WITHHOLD            FOR
                                                          FOR           AUTHORITY       all nominees
                                                      all nominees   to vote for all      except as
1. ELECTION OF DIRECTORS                                listed.      nominees listed.   listed below.
   The Board of Directors recommends a vote "FOR"
   the nominees listed below.                             [ ]             [ ]                [ ]

   (Instruction: To withhold authority to vote for any individual nominee, strike that nominee's name below.)

    Nominees: Richard Mandel
              Barry Schlesinger


                                                                      This proxy, when properly dated and executed,
                                                                      will be voted in the manner directed herein by the
                                                                      undersigned Stockholder. If no direction is made,
                                                                      the shares represented by this proxy will be voted
                                                                      FOR all of the nominees for director named above.

                                                                      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                      PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s)__________________________________________________________________________Dated______________________, 2000.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in partnership or applicable entity name by the authorized person.

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